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                                                                    EXHIBIT 23.4

     The undersigned is delivering an opinion pursuant to section 6.1 (d) of the Agreement and Plan of Reorganization, dated as of May 13, 1997, among Baan Company N.V., a corporation organized under the laws of the Netherlands, Green Software Acquisition Corporation, a Delaware corporation, and Aurum Software, Inc., a Delaware Corporation and hereby consents to the inclusion of the form of such opinion in the Registration Statement.

DATE: JULY 24, 1997

                                          BY:    /s/ FENWICK & WEST LLP
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                                            FENWICK & WEST LLP